Exhibit 10.2

MineOne Cloud Computing Investment I L.P.

MineOne Partners Limited, a British Virgin Islands business company incorporated with limited liability (the “General Partner”), for itself and on behalf of MineOne Cloud Computing Investment I L.P., a British Virgin Islands limited partnership (the “Partnership”) and the undersigned “Purchaser” hereby enter into this Subscription Agreement (together with the Exhibits attached hereto, this “Agreement”) and agree as follows:

1.       Sale and Purchase of an Interest.

The Partnership has been formed under the laws of the British Virgin Islands, is governed by the Limited Partnership Act, 2017 of the British Virgin Islands, as may be amended from time to time, and any successor to such statute, and from and after the Closing (as defined below) will be governed by the Amended and Restated Limited Partnership Agreement in the form previously furnished to the Purchaser (as the same may be modified in accordance with the terms of any amendment or supplement thereto or restatement thereof, the “Partnership Agreement”). Capitalized terms used herein (including the Exhibits hereto) without definition have the meanings set forth in the Partnership Agreement.

Subject to the terms hereof and in reliance upon the representations and warranties of the respective parties contained herein, (a) the Partnership agrees to sell to the Purchaser and, to the fullest extent permitted by law, the Purchaser irrevocably subscribes for and agrees to purchase from the Partnership an interest as a Limited Partner in the Partnership (an “Interest”) with a capital commitment in an amount equal to the amount accepted by the General Partner on behalf of the Partnership on the signature pages at the end of this Agreement (the Purchaser’s “Capital Commitment”), which shall not exceed the amount of the Purchaser’s “Requested Capital Commitment” set forth below the Purchaser’s signature on the signature pages at the end of this Agreement, (b) the Purchaser agrees to become a limited partner of the Partnership (a “Limited Partner”) and to be bound by the terms and provisions of the Partnership Agreement, this Agreement and the Side Letter (if any) and (c) the Partnership agrees that the Purchaser shall be admitted as a Limited Partner, in each case on the Closing Date (as defined below). The General Partner reserves the right, in its sole discretion on behalf of the Partnership, to reject this or any other subscription, in whole or in part, in any order and at any time prior to the Closing, notwithstanding prior notice of acceptance of such subscription. Subject to the terms hereof and of the Partnership Agreement, the Purchaser’s obligation to pay for the Interest being purchased by the Purchaser hereunder shall be unconditional, complete and binding upon the completion of the Closing (as defined below).

2.       Other Subscription Agreements.

The Partnership has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Agreement, the “Subscription Agreements”) with other purchasers (the “Other Purchasers”), providing for the sale to the Other Purchasers of Interests and the admission of the Other Purchasers as Limited Partners at the Closing or at other Closings. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Interests to the Purchaser and the Other Purchasers are separate sales.

3.       Closing.

The closing of the sale to the Purchaser, and the subscription for and purchase by the Purchaser, of an Interest, and the admission of the Purchaser as a Limited Partner (the “Closing”), shall take place remotely via the exchange of documents and signatures, on the date that the Purchaser’s Capital Commitment has been accepted by the General Partner on behalf of the Partnership (the date of such acceptance, which shall be indicated on the signature page hereto, being hereinafter referred to as the “Closing Date”). Following the Closing, the General Partner will list the Purchaser as a Limited Partner on the Register.

4.       Representations and Warranties of the Partnership and the General Partner.

Each of the Partnership and the General Partner represents and warrants to the Purchaser as of the Closing Date that:

4.1       Formation and Standing.

The Partnership is duly formed and validly existing in good standing as a limited partnership under the laws of the British Virgin Islands, and the General Partner has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Partnership Agreement. The General Partner is duly formed and validly existing in good standing as a business company with limited liability under the laws of the British Virgin Islands, and has all requisite power and authority to act as general partner of the Partnership and to carry out the terms of this Agreement, the Partnership Agreement and the Side Letter (if any) applicable to it.

4.2       Authorization of Agreement, etc.

The execution, delivery and performance by the General Partner on behalf of the Partnership of this Agreement have been authorized by all necessary action on behalf of the Partnership, and this Agreement is a legal, valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.3       Compliance with Laws and Other Instruments.

The execution and delivery of this Agreement by the General Partner on behalf of the Partnership, the performance by the General Partner on behalf of the Partnership of its obligations under this Agreement and the consummation by the General Partner on behalf of the Partnership of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of the Partnership Agreement, or any agreement or other instrument to which the Partnership is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Partnership or its business or properties.

4.4       Offer of Interests.

Neither the Partnership nor anyone acting on its behalf has taken or will take any action that would subject the offer, issuance or sale of the Interests to the registration requirements of the Securities Act.

5.       Representations, Warranties and Covenants of the Purchaser.

The Purchaser represents, warrants and covenants to the Partnership and the General Partner as of the date that this Agreement is signed by the Purchaser, as of the Closing Date, and on the subsequent dates specified below (as and to the extent specified below) that:

5.1       Authorization of Purchase, etc.

If the Purchaser is not a natural person, the Purchaser is an entity of the kind set forth below its signature on the signature pages hereof and is duly organized, formed or incorporated, as the case may be, and validly existing and in good standing, under the laws of the Purchaser’s jurisdiction of organization, formation or incorporation set forth below its signature on the signature pages hereof, and the Purchaser has all requisite power and authority to execute, deliver and perform the Purchaser’s obligations under this Agreement, the Partnership Agreement and the Side Letter (if any), and to subscribe for and purchase an Interest hereunder. The purchase by the Purchaser of an Interest and the Purchaser’s execution, delivery and performance of this Agreement, the Partnership Agreement and the Side Letter (if any) have been authorized by all necessary corporate or other action on the Purchaser’s behalf, and this Agreement, the Partnership Agreement and the Side Letter (if any) are the Purchaser’s legal, valid and binding obligations, enforceable against the Purchaser in accordance with their respective terms.

The Purchaser has been fully informed as to the legal requirements of the Purchaser’s jurisdiction of residence, or jurisdiction of incorporation or other organization relating to the purchase of an Interest and has met all suitability requirements applicable in such jurisdiction or imposed by any applicable laws. The Purchaser has complied with, and will continue to comply with, all applicable laws relating to the Purchaser’s subscription for and purchase of an Interest.

5.2       Compliance with Laws and Other Instruments.

If the Purchaser is not a natural person, the execution and delivery of this Agreement, the Partnership Agreement and the Side Letter (if any), the consummation of the transactions contemplated hereby and thereby, and the performance of the Purchaser’s obligations hereunder and thereunder do not and will not conflict with, or result in any violation of or default under, any provision of any certificate of incorporation, memorandum and articles of association, by-laws, trust agreement, partnership agreement or other organizational or governing instrument applicable to the Purchaser, or any agreement or other instrument to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Purchaser or to the Purchaser’s business or properties, provided that this representation shall be based on the assumption that the assets of the Partnership are not and will not constitute Plan Assets (as defined below). In addition, the Purchaser represents that any power of attorney of the Purchaser contained in this Agreement or the Partnership Agreement has been executed by the Purchaser in compliance with the laws of the state or jurisdiction in which such agreements were executed.

5.3       Partnership Documents, etc.

The Purchaser has been furnished with a copy of a risk disclosure letter with respect to the Partnership (as amended from time to time, the “Risk Disclosure Letter”), this Agreement, the Partnership Agreement and the Side Letter (if any). The Purchaser has carefully reviewed such documents and the Purchaser understands the risks of, and other considerations relating to, the purchase of an Interest, including the risks set forth in the Risk Disclosure Letter and the effect of the provisions of section 5.4 (relating to Partners that Default on their obligations to make Capital Contributions), section 6.11 (relating to withholding and related indemnification obligations) and section 9.2 (relating to the return of certain distributions to fund indemnification obligations) of the Partnership Agreement.

5.4       Access to Information.

The Purchaser has been provided an opportunity to ask questions of, and the Purchaser has received answers thereto satisfactory to the Purchaser from, the Partnership and its representatives regarding the terms and conditions of the offering of the Interests, and the Purchaser has obtained any and all additional information requested by the Purchaser of the Partnership and its representatives to verify the accuracy of all information furnished to the Purchaser regarding the Partnership and the offering of the Interests. The Purchaser acknowledges that Other Purchasers may have received different information than the Purchaser regarding the Partnership and the offering of the Interests including because Other Purchasers may have asked additional questions of, or requested additional information from, the General Partner and its representatives. The Purchaser is not relying on the Partnership, the General Partner or any of their partners, members, officers, counsel, agents or representatives for legal, investment or tax advice. The Purchaser has sought independent legal, investment and tax advice to the extent that the Purchaser has deemed necessary or appropriate in connection with the Purchaser’s decision to subscribe for and purchase an Interest.

5.5       Evaluation of Risks and Ability to Bear Risks.

The Purchaser has such knowledge and experience in financial and business affairs that the Purchaser is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Interest to be purchased by the Purchaser pursuant to this Agreement, and the Purchaser has not relied in connection with the Purchaser’s purchase of an Interest upon any representations, warranties or agreements other than those set forth in this Agreement, the Partnership Agreement, the Side Letter, if any, addressed to the Purchaser entered into in connection with the Purchaser’s admission as a Limited Partner, and the Risk Disclosure Letter. The Purchaser’s financial situation is such that the Purchaser can afford to bear the economic risk of holding the Interest for an indefinite period of time, and the Purchaser can afford to suffer the complete loss of the Purchaser’s Interest and Capital Commitment. The Purchaser is an “accredited investor” as such term is defined in rule 501 of Regulation D promulgated under the Securities Act.

5.6       Purchase for Investment.

The Purchaser is not acquiring the Interest with a view to or for sale in connection with any distribution of all or any part of such Interest. The Purchaser will not, directly or indirectly, Transfer all or any part of such Interest (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such Interest) except in accordance with (a) the registration provisions of the Securities Act or an exemption from such registration provisions, (b) any applicable state or non-U.S. securities laws and (c) the terms of the Partnership Agreement. The Purchaser understands that the Purchaser must bear the economic risk of the Purchaser’s investment in the Interest for an indefinite period of time because, among other reasons, the offering and sale of the Interests have not been registered under the Securities Act and, therefore, the Interests cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser also understands that Transfers of the Interests are further restricted by the provisions of the Partnership Agreement, and may be restricted by applicable state and non-U.S. securities laws, and that no market exists or is expected to develop for the Interests.

5.7       Beneficial Ownership, Securities Laws, etc.

(a)       If the Purchaser is not a natural person, (i) the Purchaser has not been formed, organized, reorganized, capitalized or recapitalized for the purpose of acquiring an Interest, (ii) the Purchaser’s Capital Commitment is no more than 40% of the Purchaser’s total assets or, if the Purchaser is a private investment fund with binding, unconditional capital commitments from the Purchaser’s partners or members, no more than 40% of the Purchaser’s committed capital, (iii) the Purchaser’s stockholders, partners, members or other beneficial owners do not have and will not have individual discretion as to their participation or non-participation through the Purchaser in (x) the Purchaser’s purchase of an Interest or (y) particular investments made by the Partnership; and (iv) the Purchaser is not a participant-directed defined contribution plan.

(b)       Unless the Purchaser has indicated on the signature page of this Agreement that it is not a U.S. Person, the Purchaser is a “qualified purchaser” within the meaning of section 3(c)(7) of the U.S. Investment Company Act of 1940 (as amended from time to time, the “Investment Company Act”) and as such term is defined in section 2(a)(51) of the Investment Company Act, and has fully and truthfully completed the questionnaire with respect thereto attached hereto as Exhibit C.

(c)       If the Purchaser’s Capital Commitment and the Capital Commitments of any Other Purchasers that are the Purchaser’s Affiliates together equal or exceed 10% of the aggregate Capital Commitments of all of the Partners, the Purchaser is not an “investment company” as defined in section 3(a) of the Investment Company Act, and the Purchaser has not relied and does not intend to rely upon either of the exceptions from such definition set forth in sections 3(c)(1) and 3(c)(7) of the Investment Company Act in order to avoid being classified as an investment company.

(d)       If the Purchaser has indicated on the signature page of this Agreement that it is a Hong Kong resident or entity, the Purchaser is a “professional investor” within the meaning of the Chapter 571D of the Securities and Futures Ordinance, and has fully and truthfully completed the declaration with respect thereto attached hereto as Exhibit J.

(e)       If the Purchaser is unable to make any of the representations set forth in the preceding sentences of this Section 5.7, the Purchaser shall have so advised the General Partner in writing at least five (5) Business Days prior to the date hereof and shall have provided the General Partner at least five (5) Business Days prior to the date hereof with evidence (including opinions of outside counsel, if requested by the General Partner) satisfactory in form and substance to the General Partner relating to compliance with the Securities Act, the Investment Company Act, the Advisers Act and such other matters as the General Partner shall request. The representations and warranties set forth in this Section 5.7 shall be deemed repeated and reaffirmed by the Purchaser as of each date that the Purchaser is required to make a contribution of capital to the Partnership. If at any time prior to the winding up and dissolution of the Partnership the representations and warranties set forth in this Section 5.7 shall cease to be true, the Purchaser shall promptly so notify the General Partner in writing.

5.8       Certain ERISA Matters.

The Purchaser is not a “benefit plan investor” (as such term is defined in the DOL Regulations, as modified by section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), subject to the fiduciary responsibility provisions of part 4 of title I of ERISA) nor is the Purchaser a “plan” (as such term is defined in section 4975(e) of the Code) subject to section 4975 of the Code (“Plan Assets”) and no part of the funds used by the Purchaser to acquire an Interest constitutes Plan Assets, or assets allocated to an insurance company general account in which any assets in such account are Plan Assets.

None of the Partnership, the General Partner or any of their respective affiliates has acted as a fiduciary to the Purchaser under ERISA or the Code, or has been relied upon for any advice by the Purchaser, with respect to the Purchaser’s decision to purchase or hold any Interest and none of the Partnership, the General Partner or any of their respective affiliates shall at any time be relied upon as a fiduciary under ERISA or the Code with respect to any decision to purchase, continue to hold, transfer or withdraw any Interest. Furthermore, the Purchaser represents that (A) the person executing this Agreement on its behalf (the “Plan Fiduciary”) (i) is solely responsible for the decision to invest the Purchaser’s assets in the Partnership, (ii) is an “independent fiduciary” described in section (c)(1)(i) of the DOL regulation at 29 C.F.R. § 2510.3-21 (the “Fiduciary Rule”) and (B) unless consented to in writing by the General Partner, the Purchaser is not, and is not investing assets of, an individual retirement account or individual retirement annuity. In this regard, the Purchaser and the Plan Fiduciary acknowledge that no communication from the General Partner or any of its affiliates regarding the Purchaser’s investment in the Partnership is intended to be (x) impartial investment advice or (y) given in any fiduciary capacity whatsoever.

The Purchaser agrees to promptly provide to the General Partner such information as the General Partner may from time to time reasonably request for purposes of determining whether the assets of the Partnership are Plan Assets.

Except as indicated on the signature page to this Agreement, the Purchaser is not an “affiliate” of the General Partner. For purposes of this paragraph, the term “affiliate” shall include any person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the General Partner, including employees of the General Partner.

The representations and warranties set forth in this Section 5.8 shall be deemed repeated and reaffirmed on each day the Purchaser holds its Interest. If at any time prior to the winding up and dissolution of the Partnership the representations and warranties set forth in this Section 5.8 shall cease to be true, the Purchaser shall promptly notify the General Partner in writing.

5.9       Matters Relating to Publicly Traded Partnerships.

(a)       If at any time on or following the date hereof, the Purchaser is treated as disregarded as an entity separate from its owner for U.S. federal income tax purposes (a “DRE”), then (i) none of the Purchaser, the Purchaser’s owner for U.S. federal income tax purposes (“Tax Owner”) or any other entity that is treated as a DRE of Tax Owner and that owns a direct or indirect interest in the Purchaser (a “DRE Affiliate”) will create or issue, or participate in the creation or issuance of, any “interest” in the Partnership within the meaning of section 1.7704-1(a)(2) of the Treasury Regulations and (ii) if as a result of (A) a sale, transfer, pledge, encumbrance or hypothecation, directly or indirectly, of all or any part of the ownership interests of the Purchaser or any DRE Affiliate, (B) the issuance of any security or other instrument by the Purchaser or any DRE Affiliate or (C) the Purchaser or any DRE Affiliate otherwise ceasing to be a DRE of Tax Owner (any such event described in clause (A), (B) or (C), a “Tax Transfer”), any part of the Interest would be treated as being transferred within the meaning of section 1.7704-1(a)(3) of the Treasury Regulations, then such Tax Transfer shall not be undertaken without the prior written consent of the General Partner.

(b)       If at any time on or following the date hereof, the Purchaser is (i) a trust (other than a trust forming part of a stock bonus, pension, or profit-sharing plan of an employer for the exclusive benefit of its employees or their beneficiaries) for U.S. federal income tax purposes (a “Trust”) or (ii) a DRE the Tax Owner of which is a Trust, then (A) no Specified Person will create or issue, or participate in the creation or issuance of, any “interest” in the Partnership within the meaning of Treasury Regulation § 1.7704-1(a)(2) and (B) no Specified Person will sell, transfer, pledge, encumber or hypothecate, directly or indirectly, all or any part of the direct or indirect ownership interests or beneficial interests of such Specified Person in the Purchaser without the written consent of the General Partner if, as a result of such action, any part of the Interest would be treated as being transferred within the meaning of Treasury Regulation § 1.7704-1(a)(3). For purposes of this paragraph, “Specified Person” shall mean the Purchaser or any Person that is a direct or indirect (other than through a Person that is treated as a corporation or a partnership for U.S. federal income tax purposes) owner of an interest or a beneficial interest in the Purchaser.

5.10       Status as a Non-Natural Person for U.S. Federal Income Tax Purposes.

If the Purchaser is any of the following, the Purchaser shall so have indicated in Part I of the Exhibit A attached hereto: (a) a natural person, (b) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person or (c) a DRE, the Tax Owner of which is a natural person. If the Purchaser is not now any of such persons but any time prior to the termination of the Partnership the Purchaser becomes any of such persons, the Purchaser shall promptly notify the General Partner in writing. The Purchaser understands and agrees that, if the Purchaser is or becomes any of such persons, and if as a result of the Purchaser’s investment in the Partnership the General Partner determines that adverse tax consequences could result to a Portfolio Company or any Partner, at the option of the General Partner, either, subject to the Partnership Agreement, (i) the Purchaser shall promptly (and in any event within 10 days) transfer its Interest to a Person, selected by the Purchaser, that is not described in clause (a), (b), or (c) above or (ii) the General Partner shall cause a transfer of the Purchaser’s Interest to a Person, selected or formed by the General Partner in its sole discretion, that is not described in clause (a), (b), or (c) above. The Purchaser hereby grants to the General Partner full authority to transfer the Purchaser’s Interest pursuant to clause (ii) of the preceding sentence and, if requested by the General Partner, the Purchaser shall execute any and all documents, instruments and certificates as the General Partner shall have requested or that are otherwise required to effectuate the foregoing.

Notwithstanding the prior paragraph, to the fullest extent permitted by law, the Purchaser does hereby irrevocably constitute and appoint the General Partner and its officers, or the successor thereof as general partner of the Partnership and its officers, with full power of substitution, the true and lawful attorney-in-fact and agent of the Purchaser, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all instruments, documents and certificates that may from time to time be required to effectuate and implement the provisions of the preceding paragraph. The Purchaser hereby agrees not to revoke this power of attorney. Any attempted revocation by the Purchaser of any power of attorney granted under this Agreement shall constitute a default by the Purchaser hereunder and the Partnership shall be entitled to any right or remedy provided by law or equity in respect of such default, including the recovery from such Purchaser of all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Partnership as a result of such default, and the institution of an action for specific performance of such Purchaser’s obligations hereunder (it being understood that a remedy at law may be inadequate in respect of such default). To the fullest extent permitted by law, the effective date of any transfer of the Purchaser’s Interest pursuant to this Section 5.10 shall be the date as of which the General Partner determines that adverse tax consequences could result to a Portfolio Company or any Partner as a result of the Purchaser’s investment in the Partnership.

5.11       Status as a U.S. Person.

The Purchaser has correctly and accurately indicated in Part I of the Exhibit A attached hereto whether the Purchaser is a U.S. Person (as defined in Rule 902(k) of Regulation S of the Securities Act). If the Purchaser has so indicated that it is not a U.S. Person, the Purchaser represents and warrants that:

(a)       the Purchaser is not a U.S. Person (as defined in Rule 902(k) of Regulation S of the Securities Act, which definition is set forth in Exhibit B hereto);

(b)       it is not acquiring the Interest for the benefit of a U.S. Person nor with a view to the offer, sale or delivery, directly or indirectly, of the Interest within the United States or to a U.S. Person;

(c)       it is not investing on behalf of or funding its Capital Commitment with funds obtained from any U.S. Person;

(d)       all offers to sell and offers to purchase the Interest were not made to the Purchaser or by the Purchaser while the Purchaser was in the United States;

(e)       the Purchaser was not in the United States at the time the offer was accepted; and

at the time the Purchaser’s order to buy the Interest was originated, the Purchaser was outside the United States, except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated or resident in the United States.

5.12       Correctness of Information; Duty to Report Changes.

All information furnished by the Purchaser on the signature pages hereof, in the Exhibits hereto and in any U.S. Internal Revenue Service, any Self-Certification Form or other tax form delivered to the Partnership or the General Partner, in each case is true, accurate and complete as of (a) the date this Agreement is signed by the Purchaser and (b) the date hereof, and shall be true, accurate and complete as of each date that the Purchaser is required to make a contribution of capital to the Partnership or that the Purchaser receives a distribution from the Partnership. The Purchaser agrees to promptly notify the General Partner in the event that any such information shall cease to be true, accurate and complete.

5.13       Compliance with Anti-Money Laundering Regulations, etc.

Unless otherwise notified to the General Partner in writing prior to the date hereof, the Purchaser is not a senior foreign political figure1 or an immediate family member2 or close associate3 of a senior foreign political figure, each as respectively defined in the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as such regulations may be amended from time to time. To the extent required by applicable law, Purchaser has implemented a written anti-money laundering program reasonably designed to prevent money laundering, to identify beneficial owners and their source of funds and to detect and report suspicious activity, and Purchaser adheres in all material respects to its anti-money laundering policies, procedures and controls.

The Purchaser represents and agrees that, to the best of the Purchaser’s knowledge based upon appropriate diligence and investigation: (i) none of the cash or property that has been or will be paid or contributed to the Partnership by the Purchaser was or will be derived from, or related to, any activity that is deemed criminal under the laws of the British Virgin Islands laws or the laws of any jurisdictions in which the Purchaser is organized or operating; and (ii) no contribution or payment to the Partnership by the Purchaser has caused or shall cause the Partnership and the General Partner to be in violation of the Proceeds of Criminal Conduct Act, 1997 (as revised) of the British Virgin Islands or Anti-Money Laundering and Terrorist Financing Code of Practice, 2008 (as revised) issued thereunder. The Purchaser shall promptly notify the General Partner if any of the foregoing shall cease to be true and accurate with respect to the Purchaser.

1 A “senior foreign political figure” is defined as a current or former (a) senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), (b) senior official of a major non-U.S. political party, or (c) senior executive of a non-U.S. government-owned corporation with substantial authority over policy, operations or the use of government-owned resources. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family member” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and a spouse’s parents and siblings.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known (or actually known by the Purchaser) to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

The Purchaser has truthfully completed the Anti-Money Laundering Questionnaire attached hereto as Exhibit F and provided valid copies or originals of all documents requested herein and acknowledges that, pursuant to anti-money laundering laws and regulations within their respective jurisdictions, the Partnership, the General Partner and/or any administrator or other Persons acting on behalf of the Partnership may be required to collect further documentation verifying the Purchaser’s identity, address and the source of funds used to purchase an Interest before, and from time to time after, acceptance by the Partnership of this Agreement. To comply with applicable British Virgin Islands and other anti-money laundering laws and regulations, all payments and contributions by the Purchaser to the Partnership and all payments and distributions to the Purchaser from the Partnership will only be made in the Purchaser’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is registered in the British Virgin Islands or that is regulated in and either based or incorporated in or formed under the laws of the United States or another country assessed by the General Partner (acting for and on behalf of the Partnership) as having a low degree of risk of money laundering and terrorist financing and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time, unless otherwise agreed by the General Partner in its sole discretion and subject to applicable law.

The Purchaser agrees to provide the General Partner (or to any of its agents or delegates) at any time prior to the winding up and dissolution of the Partnership with such information as the General Partner determines to be necessary or appropriate to comply with the anti-money laundering laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Limited Partners from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information or any other such information that the General Partner deems appropriate.

The Purchaser represents and warrants that the amounts to be contributed by the Purchaser to the Partnership will not be directly or indirectly derived from, invested for the benefit of, or related in any way to activities that may contravene any laws and regulations, including anti-money laundering laws and regulations, or the governments of, or persons within, any country that has been designated as a “non-cooperative country or territory4 by the Financial Action Task Force on Money Laundering (“FATF”) or a country or financial institution designated as a “primary money laundering concern” by the U.S. Secretary of Treasury. Federal regulations and Executive Orders administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, or any Executive Order administered by OFAC. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, certain programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. The Purchaser represents and warrants that none of: (a) the Purchaser; (b) any Person controlling or controlled by the Purchaser; (c) if the Purchaser is a privately held entity, any Person having a beneficial interest in the Purchaser; or (d) any Person for whom the Purchaser is acting as a nominee is acting, directly or indirectly, (i) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organisations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure5, unless the General Partner, after being specifically notified by the Purchaser in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank6. Such Persons described in clauses (i) through (iv) above are collectively referred to as “Prohibited Persons”. In addition, the Purchaser represents and warrants that neither the Purchaser nor any Person directly or indirectly controlling, controlled by or under common control with the Purchaser is a Person identified as a terrorist organization on any applicable lists maintained by any governmental authority.

In addition, if the Purchaser is a collective investment vehicle for unaffiliated third party investors, the Purchaser represents and warrants that it has implemented controls to monitor, or has engaged an internationally recognized financial institution licensed to provide financial services in FATF cooperative countries to monitor (x) beneficial owners and ensure such beneficial owners are not sanctioned parties under OFAC or European Union sanctions regimes, and (y) suspicious activities and ensure that such activities are reported, as required, to appropriate government agencies and acknowledges that acceptance of such reliance on third party financial institution to perform anti-money laundering checks including (x) and (y) above is subject to the ultimate discretion of the General Partner.

4 A list of countries and territories designated as a “non-cooperative country or territory” can be found in the following webpage: http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions/more/aboutthenon-cooperativecountriesandterritoriesncctinitiative.html.

5 Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

6 Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

The Purchaser represents, warrants and covenants that to the extent the Purchaser has any beneficial owners: (a) it has carried out thorough due diligence to establish the identities of such beneficial owners; (b) based on such due diligence, the Purchaser reasonably believes that no beneficial owner is a Prohibited Person; (c) it holds the evidence of the identities and status of its beneficial owners and will maintain all such evidence for at least five years from the date of the Purchaser’s complete withdrawal from the Partnership; and (d) it will make available such evidence and any additional evidence that the Partnership may require upon request in accordance with applicable regulations. The Purchaser understands and acknowledges that the representations, warranties and agreements made in this Agreement are made by the Purchaser: (i) with respect to the Purchaser; and (ii) with respect to any beneficial owners of the Purchaser.

Where this application is made as trustee, custodian, nominee or otherwise on behalf of another Person or Persons, the Purchaser warrants that it has carried out reasonable verification checks on and obtained sufficient evidence as to the identity of such Person or Persons on whose behalf the Purchaser shall be holding the Interests so as to satisfy the Purchaser of the provenance and legitimacy of the source of funds used to subscribe for the Interests and has otherwise complied with the laws and regulations relating to anti-money laundering procedures that are applicable in the jurisdiction where such Interests are offered or distributed and the Purchaser acknowledges that in applying to be registered owner of the Interests on such Person’s or Persons’ behalf, the Purchaser is confirming that it is satisfied as to the identity of the underlying beneficial holder(s) and the provenance and legitimacy of the funds being used to subscribe for the Interests.

In addition, if the Purchaser is a “financial institution” as such term is defined in the Bank Secrecy Act and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time, the Purchaser represents and warrants that it has anti-money laundering policies and procedures in place reasonably designed to collect information with respect to and verify the identity of its investors or customers. In this regard, the Purchaser hereby represents and warrants that, to the best of its knowledge, neither the Purchaser, nor its investors (if any), are Prohibited Persons.

The Purchaser understands and agrees that the General Partner may not accept the Purchaser’s Capital Commitment and any Capital Contributions if the Purchaser cannot make the representations in this Section 5.13. Furthermore, if after becoming a Limited Partner any of the representations and warranties set forth in this Section 5.13 shall cease to be true, the Purchaser understands and agrees that, notwithstanding anything to the contrary contained in this Agreement, the Partnership Agreement, the Risk Disclosure Letter or the Side Letter (if any) to the extent necessary or advisable to comply with law, the Partnership or the General Partner may require the Purchaser’s complete withdrawal from the Partnership, or the Partnership or the General Partner may be obligated to (i) “freeze” the Purchaser’s account by prohibiting additional Capital Contributions from it, (ii) withhold any amounts otherwise distributable to the Purchaser, (iii) decline any requests by the Purchaser to withdraw or Transfer the Interest, (iv) segregate the assets in the Purchaser’s account in compliance with governmental regulations, or (v) report such action and disclose the Purchaser’s identity to regulators and others. The Purchaser may also be subject to any other remedies required by applicable law. To the fullest extent permitted by applicable law, the Purchaser shall have no claim against the Partnership, the General Partner, any of their Affiliates or any of their respective interest holders, agents, representatives, directors, officers or employees for any form of damages as a result of any action described in this Section 5.13 on the part of any such Persons.

The representations and warranties set forth in this Section 5.13 shall be deemed repeated and reaffirmed by the Purchaser as of each date that the Purchaser is required to make a contribution of capital to or receives a distribution from the Partnership. If at any time prior to the winding up and dissolution of the Partnership the representations and warranties set forth in this Section 5.13 shall cease to be true, the Purchaser shall promptly so notify the General Partner in writing.

By subscribing for an Interest, the Purchaser consents to the disclosure by the Partnership, the General Partner and/or any administrator acting on behalf of the Partnership of any information about the Purchaser to regulators and others upon request in connection with money laundering prevention and similar matters both in the British Virgin Islands and in other jurisdictions.

5.14       Tax Matters.

The Purchaser agrees to furnish the Partnership or the General Partner with any information, representations and forms as shall reasonably be requested by the Partnership or the General Partner from time to time to assist it in complying with any applicable law or tax requirements or determining the extent of, and in fulfilling, its withholding obligations. The Purchaser agrees to furnish the General Partner with any representations and forms as shall reasonably be requested by the General Partner to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon the Partnership or amounts paid to the Partnership. The Purchaser represents that it has provided the General Partner with a completed and executed Form W-9 or an applicable Form W-8 (as appropriate) and the Self-Certification Forms for Individuals or Entities (as applicable) and agrees to furnish the Partnership or the General Partner with such Form upon expiration of any prior Form or upon request.

5.15       General Partner Accepts the Capital Commitment Prior to Confirmation of the Purchaser’s Identity.

The Purchaser understands and accepts that in the event that the General Partner accepts the Purchaser’s Capital Commitment prior to confirmation of the Purchaser’s identity to the satisfaction of the General Partner, and such confirmation is not forthcoming, the allotment of any Interests to the Purchaser will be cancelled and any Interest issued to the Purchaser will be compulsorily withdrawn and the proceeds returned to the bank account from which the original capital contribution were remitted, at the Purchaser’s expense and the Purchaser hereby indemnifies the General Partner in respect of any loss that the General Partner should suffer as a result of such action being taken.

5.16       The Confirmation of the General Partner.

The Purchaser understands and accepts that the General Partner may not confirm acceptance of the Purchaser’s investment, or details of the Interest allotted to the Purchaser until such time as the General Partner has received the documentation verifying the Purchaser’s identity to its satisfaction.

5.17       Partnership Counsel Does Not Represent Limited Partners.

The Purchaser understands and acknowledges that Haiwen & Partners LLP represents only the General Partner and the Partnership, and not the Purchaser or the Limited Partners as a group, in connection with the offer and sale of Interests.

5.18       Trustee, Agent, Representative or Nominee.

The Purchaser has indicated in Part I of the Exhibit A attached hereto that it is not acting as a Nominee, therefore (i) the Purchaser is not acquiring the Interest as agent, representative or nominee (collectively referred to herein as a “Nominee”) for any other Person(s) and (ii) no Person will have a beneficial interest in the Interest other than as a shareholder, partner, policy owner or other direct or indirect beneficial owner of equity interests in the Purchaser.

5.19       Compliance with Rule 506(d).

The Purchaser represents that neither the Purchaser nor anyone who is treated as a beneficial owner of the Interest under Rule 506(d) or Rule 506(e) of the Securities Act has been subject to any of the events specified in Exhibit G during the time periods specified therein. Furthermore, such Purchaser shall notify the General Partner promptly in writing if any event specified in Exhibit G occurs, and shall co-operate with the General Partner in seeking any waivers or exemptions that may be required following such occurrence to continue marketing interests in the Partnership.

5.20       AEOI.

The Purchaser acknowledges and agrees that:

(a)       the Partnership is required to comply with the provisions of AEOI;

(b)       it will provide, in a timely manner, such information regarding the Purchaser and its beneficial owners and such forms or documentation as may be requested from time to time by the Partnership (whether by its directors or other agents) to enable the Partnership to comply with the requirements and obligations imposed on it pursuant to AEOI, specifically, but not limited to, forms and documentation which the Partnership may require to determine whether or not the relevant investment is a “Reportable Account” (under any AEOI regime) and to comply with the relevant due diligence procedures in making such determination;

(c)       any such forms or documentation requested by the Partnership or its agents pursuant to Section 5.20(b), or any financial or account information with respect to the Purchaser’s investment in the Partnership, may be disclosed to the British Virgin Islands International Tax Authority (or any other British Virgin Islands governmental body which collects information in accordance with AEOI) and to any withholding agent where the provision of that information is required by such agent to avoid the application of any withholding tax on any payments to the Partnership;

(d)       it waives, and/or shall cooperate with the Partnership to obtain a waiver of, the provisions of any law which (i) prohibit the disclosure by the Partnership, or by any of its agents, of the information or documentation requested from the Purchaser pursuant to Section 5.20(b); or (ii) prohibit the reporting of financial or account information by the Partnership or its agents required pursuant to AEOI; or (iii) otherwise prevent compliance by the Partnership with its obligations under AEOI;

(e)       if it provides information and documentation that is in anyway misleading, or it fails to provide the Partnership or its agents with the requested information and documentation necessary in either case to satisfy the Partnership’s obligations under AEOI (whether or not such action or inaction leads to compliance failures by the Partnership, or a risk of the Partnership or its investors being subject to withholding tax or other costs, debts, expenses, obligations or liabilities (whether external, or internal, to the Partnership) (together, as “Costs”) under AEOI), the Partnership reserves the right (i) to take any action and/or pursue all remedies at its disposal including, without limitation, compulsory redemption or withdrawal of the Purchaser; and (ii) to hold back from any redemption or repurchase proceeds, dividend payments or any other distributions, or to deduct from the Purchaser’s distributions, any Costs caused (directly or indirectly) by the Purchaser’s action or inaction; and

(f)       it shall have no claim against the Partnership, or its agents, for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Partnership in order to comply with AEOI (or any other withholding or information reporting laws) or avoid any withholding.

If the Purchaser provides any information or documentation that is in any way misleading or inaccurate or if the Purchaser fails to provide any information or documentation as may be requested from time to time, (whether or not such action or inaction leads to compliance failures by the Partnership, or a risk of the Partnership or its investors being subject to withholding tax or other penalties), the Partnership, the General Partner and/or any administrator or other Persons acting on behalf of the Partnership may take any action and/or pursue any remedies available to the Partnership, the General Partner and/or any administrator or other Persons acting on behalf of the Partnership including, without limitation, compulsory redemption of the Purchaser’s Interests and may deduct from any redemption proceeds in respect of the Interests so redeemed, any liabilities, costs, expenses or taxes arising (directly or indirectly) from such action or inaction. The Partnership may also be required to treat the Purchaser’s Interest in the Partnership as a reportable account in order to comply with its AEOI.

The Purchaser hereby indemnifies the Partnership and the General Partner and each of their respective principals, members, managers, officers, directors, stockholders, employees and agents (each an “Indemnified Person”) and holds them harmless from and against any AEOI related liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses), penalties or taxes whatsoever which the Partnership and the General Partner may incur as a result of any action or inaction (directly or indirectly) of the Purchaser (or any related person) described in Section 5.20(a) to Section 5.20(f) above. This indemnification shall survive the Purchaser’s death or disposition of its Interest in the Partnership.

5.21       No Public Solicitation

The Purchaser hereby confirms that it is not subscribing for any Interest as a result of any form of general solicitation or general advertising, including (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

6.       Amendments and Waivers.

This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Purchaser and the General Partner (acting on behalf of the Partnership).

7.       Power of Attorney.

The Purchaser by executing this Agreement hereby appoints the General Partner and its officers, or its successor as the general partner of the Partnership and its officers, with full power of substitution, as the Purchaser’s true and lawful representative and attorney-in-fact, and agent of the Purchaser, to execute, acknowledge, verify, swear to, deliver, record and file, in the Purchaser’s name, place and stead, the Partnership Agreement, any amendments to the Partnership Agreement (approved in accordance therewith), or any other agreement or instrument which the General Partner deems appropriate solely to admit the Purchaser as a Limited Partner of the Partnership, including the power of attorney granted to the General Partner and its officers, or its successors as the general partner of the Partnership and its officers under the Partnership Agreement. To the fullest extent permitted by law, this power of attorney is intended to secure a proprietary interest of the General Partner and the performance by the Purchaser of its obligations hereunder, shall be irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Purchaser. The Purchaser shall not revoke such power of attorney, and any attempted revocation by the Purchaser of any power of attorney granted under this Agreement shall constitute a default by the Purchaser under this Agreement and the Partnership shall be entitled to any right or remedy provided by law or equity in respect of such default, including the institution of an action for specific performance of such Purchaser’s obligations hereunder (it being understood that a remedy at law may be inadequate in respect of such default).

8.       Survival of Representations and Warranties; Indemnity.

All representations, warranties and covenants contained herein or made in writing by the Purchaser, or by or on behalf of the Partnership or the General Partner in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Partnership, the General Partner or the Purchaser, and the issue and sale of Interests. Unless the General Partner otherwise agrees in writing, the Purchaser shall and hereby does indemnify and hold harmless the Partnership and the General Partner from and against any and all losses, expenses, liabilities and other Claims and Damages relating to or arising out of any breach of any representation, warranty or covenant made by the Purchaser in this Agreement.

9.       Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and permitted assigns of the parties hereto.

10.       Notices.

Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, by registered or certified mail or by private courier, overnight or next-day express mail, or (b) by fax, email or other electronic means (including posting notices on an online investor reporting website, with notification by email), with such confirmation as the General Partner deems appropriate under the circumstances. All notices to the Purchaser shall be delivered to the Purchaser at the address, email address or fax number set forth hereunder, or to such other address, email address or fax number as the Purchaser shall have furnished to the Partnership in writing. All notices to the General Partner shall be delivered to the General Partner at 68 Circular Road, #02-01, 049422, Singapore, Attention to Mr. Wang Chong with a copy to: Haiwen & Partners LLP, Room 1902, New World Tower, 16-18 Queen’s Road Central, Hong Kong, Attention: Managing Partner, or such other address or addresses, email address or addresses, or fax number or numbers, as the Partnership or the General Partner shall have furnished to the Purchaser in writing. The Purchaser may designate a new address for notices by giving written notice to that effect to the General Partner. The General Partner may designate a new address for notices by giving written notice to that effect to the Purchaser. Unless otherwise specifically provided in this Agreement, a notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given five (5) Business Days after such notice is mailed by registered or certified mail, return receipt requested, and one (1) Business Day after such notice is sent by FedEx or other one-day service provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given in accordance with the foregoing clause (b) to the General Partner or to the Purchaser by fax, email or other electronic means shall be deemed to have been effectively given when sent without error notice on the first Business Day after being sent.

11.       Applicable Law; Dispute Resolutions.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE BRITISH VIRGIN ISLANDS. Any dispute with respect to or arise from performance of this Agreement shall be resolved in accordance with section 13.9 of the Partnership Agreement.

12.       Headings, etc.

The cover page, the table of contents and the headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

13.       No Third Party Rights.

A person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement, except that the Parties agree that General Partner may enforce any right granted to a GP Recipient or Covered Person under this Agreement for the benefit of such person, and may hold such benefit on trust for such person.

14.       Entire Agreement.

This Agreement, the Partnership Agreement (as supplemented by the terms of any Side Letter entered into with the Purchaser in connection with its subscription), the Risk Disclosure Letter and Side Letter (if any) contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and there are no representations, covenants or other agreements except as set forth herein or therein.

15.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any signature on the signature page of this Agreement may be an original or a fax or electronically transmitted signature.

[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as a deed on the date set forth below, and this Agreement shall be dated, and become a binding instrument between the undersigned and the Purchaser on the date set forth below.

Signed as a deed for and on behalf of

MineOne Partners Limited

for itself and on behalf of MineOne Cloud Computing Investment I L.P.

By:	/s/ Chong Wang
Name: Chong Wang
Title: Director

EXECUTED AND ACCEPTED on this day of ____June 10_______, 2022

Signed in the presence of:

/s/ Jiaming Li
(Signature)
Jiaming Li
(Please print or type name of the witness)

Name of Purchaser:	Bit Origin Ltd
Capital Commitment Accepted by the General Partner:	US$ 3,000,000
Partners’ Sharing Percentages:	8.8235%

[Signature page]

IN WITNESS WHEREOF, the undersigned Purchaser has duly executed and delivered this Agreement as a deed on the date set forth below, and this Agreement shall be and become a binding agreement between the Partnership and the Purchaser on the date accepted by the Partnership.

THE PURCHASER:

Signed as a deed for and on behalf of:

Bit Origin Ltd
(Please print or type name of Purchaser)

By:	/s/ Lucas Wang
Name: Lucas Wang
Title: CEO and Chairman

Date:	June 10, 2022

Amount of Requested Capital Commitment : US$3,000,000

Partners’ Sharing Percentage: 8.8235%

Signed in the presence of:

/s/Jiaming Li
(Signature)
Jiaming Li
(Please print or type name of the witness)

PLEASE COMPLETE THE FOLLOWING:

The type of the Purchaser                       Corporation                                              (i.e. whether the Purchaser is a corporation, partnership, single member LLC, other LLC, grantor trust, other trust, individual, etc.)

The jurisdiction of organization, formation or incorporation, if any, of the Purchaser                             Cayman Island                                     .

[Signature page]